Exhibit 23(j)(ii)

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 23, 2009 on the financial statements of The Core Fund, a series of the WY Funds, as of December 31, 2008 and for the periods indicated therein and to the references to our firm in the prospectus and Statement of Additional Information in this Post-Effective Amendment to The Core Fund’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services
Cohen Fund Audit Services, Ltd.
Westlake, Ohio
April 28, 2009